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REVOCABLE PROXY
CORPORATE REALTY INCOME TRUST I

[ X ]   PLEASE MARK VOTES
        AS IN THIS EXAMPLE

                     This Proxy is Solicited on Behalf of the
                            Trustees of the Company.

  The undersigned hereby appoints JAMES C. COWLES and VALERIE A. ST. JOHN, and each of them acting in the absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of beneficial interest of Corporate Realty Income Trust I held of record by the undersigned on July 1, 1996 at the Annual Meeting of Shareholders to be held on Wednesday, August 15, 1996 or any adjournment thereof.

1. ELECTION OF TRUSTEES

   James C. Cowles, R. S. Ellwood,
   E. Lowenthal, M. J. Sandler
   and S.J.Treadway

   [   ] FOR      [   ] WITHHOLD      [   ] FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


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2. In their  discretion,  the  Proxies  are  authorized  to vote upon such other business as may properly come before the meeting.

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (1) for each nominee for Trustee and (2) for or against such other business as may properly come before the meeting.

  Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign, or if one signs, that shareholder's voter binds both shareholders. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         Please be sure to sign and date
                          this Proxy in the box below.


Date _______________________________________


____________________________________________
Stockholder sign above

____________________________________________
Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

CORPORATE REALTY INCOME TRUST I
388 Greenwich Street - 33rd Floor
New York, New York 10013

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SIGN, DATE & MAIL YOUR PROXY CARD TODAY